SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 2, 2008

DYNEGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Dynegy Inc. (“Dynegy”) is participating in the Lehman Brothers CEO Energy/Power Conference in New York, New York on September 2, 2008. Bruce A. Williamson, Chairman of the Board, President and Chief Executive Officer of Dynegy, is scheduled to deliver a presentation (attached hereto as Exhibit 99.1) beginning at 12:20 p.m. Eastern time. Dynegy is also participating in meetings with investors and analysts during the month of September and will be using the attached presentation (attached hereto as Exhibit 99.2).

The presentation slides include statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth therein. Certain of the slides also contain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the slides to the extent available without unreasonable effort.

A copy of the presentations to be presented at the Lehman Brothers CEO Energy/Power Conference and investor meetings are being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in these presentations furnished as exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

          (d) Exhibits:

Exhibit No.	Document

99.1	Dynegy Inc. slide presentation to investors and analysts at the Lehman Brothers CEO Energy/Power Conference on September 2, 2008.

99.2	Dynegy Inc. slide presentation to investors and analysts to be presented during the month of September.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: September 2, 2008	By:	/s/ KENT R. STEPHENSON

	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Dynegy Inc. slide presentation to investors and analysts at the Lehman Brothers CEO Energy/Power Conference on September 2, 2008.

99.2	Dynegy Inc. slide presentation to investors and analysts to be presented during the month of September.